Exhibit 10.4

Software Development Agreement

TripBorn, Inc.	TAKNIKI COMMUNICATIONS (India) PRIVATE LIMITED

SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (the “Agreement” or “Software Development Agreement”) states the terms and conditions that govern the contractual agreement between TAKNIKI COMMUNICATIONS (INDIA) PRIVATE LIMITED having his principal place of business at 64 JAGAT PARK, GHATLODIA, AHMEDABAD 380061, GUJARAT, INDIA, (the “Developer”), and TRIPBORN, INC. having its principal place of business at 812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite, Ahmedabad 380015, Gujarat, India (the “Client”) who agrees to be bound by this Agreement.

WHEREAS, the Client operates an  online transaction system  (the “Software”) in its business as an online travel agency, and the Developer is a contractor with whom the Client has come to an agreement to further develop and enhance the Software as further described in Exhibits A and B.

NOW, THEREFORE, In consideration of the mutual covenants and promises made by the parties to this Software Development Agreement, the Developer and the Client (individually, each a “Party” and collectively, the “Parties”) covenant and agree as follows:WITNESSETH:

1. DEVELOPER’S DUTIES

The Client hereby engages the Developer and the Developer hereby agrees to be engaged by the Client to develop the Software in accordance with the specifications attached hereto as Exhibit A (the “Specifications”).
1.	The Developer shall complete the development of the Software according to the milestones described on the form attached hereto as Exhibit B. In accordance with such milestones, the final product shall be delivered to the Client by DECEMBER 31, 2016 (the “Delivery Date”).
2.	For a period of SIX MONTHS after delivery of the final product, the Developer shall provide the Client attention to answer any questions or assist solving any problems with regard to the operation of the Software.
3.	Except as expressly provided in this Software Development Agreement, the Client shall not be obligated under this Agreement to provide any other support or assistance to the Developer.

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

4.	The Client may terminate this Software Development Agreement at any time upon material breach of the terms herein and failure to cure such a breach within SIXTY DAYS of notification of such a breach.
5.	The Developer shall provide to the Client after the Delivery Date, a cumulative THIRTY DAYS of training with respect to the operation of the Software if requested by the Client.

2. DELIVERY

The Software shall function in accordance with the Specifications on or before the Delivery Date.
1.	If the Software as delivered does not conform to the Specifications, the Client shall within SIXTY DAYS of the Delivery Date notify the Developer in writing of the ways in which it does not conform with the Specifications. The Developer agrees that upon receiving such notice, it shall make reasonable efforts to correct any non-conformity.
2.	The Client shall provide to the Developer written notice of its finding that the Software conforms to the Specifications within SIXTY DAYS of the Delivery Date (the “Acceptance Date”) unless it finds that the Software does not conform to the Specifications as described in Section 1(A) herein.

3. COMPENSATION

In consideration for the Service, the Client shall pay the Company a total fee for all work under this Software Development Agreement of $695,000.00 USD payable to the Developer on the Delivery Date in the form of a convertible promissory note in the form attached hereto as Exhibit C, provided that all Milestones set forth in Exhibit B have been completed to the satisfaction of the Client.

4. INTELLECTUAL PROPERTY RIGHTS IN THE SOFTWARE

The Parties acknowledge and agree that the Client will hold and own all right, title, and interest in and to any intellectual property embodied in the Software including, but not limited to, inventions, developments, discoveries, improvements, copyrights and trademarks. The Developer hereby assigns and agrees to assign all right, title, and interest in and to any such intellectual property.  The Developer agrees not to claim any such ownership in the Software’s intellectual property at any time prior to or after the completion and delivery of the Software to the Client.

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

5. CHANGE IN SPECIFICATIONS

The Client may request that reasonable changes be made to the Specifications and tasks associated with the implementation of the Specifications. If the Client requests such a change, the Developer will use its best efforts to implement the requested change at no additional expense to the Client and without delaying delivery of the Software. In the event that the proposed change will, in the sole discretion of the Developer, require a delay in the delivery of the Software or would result in additional expense to the Client, then the Client and the Developer shall confer and the Client may either withdraw the proposed change or require the Developer to deliver the Software with the proposed change and subject to the delay and/or additional expense. The Client agrees and acknowledges that the judgment as to if there will be any delay or additional expense shall be made solely by the Developer.

6. CONFIDENTIALITY

The Developer shall not disclose to any third party the business of the Client, details regarding the Software, including, without limitation any information regarding the Software’s code, the Specifications, or the Client’s business (the “Confidential Information”), (ii) make copies of any Confidential Information or any content based on the concepts contained within the Confidential Information for personal use or for distribution unless requested to do so by the Client, or (iii) use Confidential Information other than solely for the benefit of the Client.

7. DEVELOPER WARRANTIES

The Developer represents and warrants to the Client the following:
1.	Development and delivery of the Software under this Agreement are not in violation of any other agreement that the Developer has with another party.
2.	The Software will not violate the intellectual property rights of any other party.
3.	For a period of TWO YEARS after the Delivery Date, the Software shall operate according to the Specifications. If the Software malfunctions or in any way does not operate according to the Specifications within that time, then the Developer shall take any reasonably necessary steps to fix the issue and ensure the Software operates according to the Specifications.

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

8. INDEMNIFICATION

The Developer agrees to indemnify, defend, and protect the Client from and against all lawsuits and costs of every kind pertaining to the software including reasonable legal fees due to the Developer’s infringement of the intellectual rights of any third party.

9. NO MODIFICATION UNLESS IN WRITING

No modification of this Agreement shall be valid unless in writing and agreed upon by both Parties.

10. APPLICABLE LAW

This Software Development Agreement and the interpretation of its terms shall be governed by and construed in accordance with the laws of the State of DELAWARE, USA and subject to the exclusive jurisdiction of the federal and state courts located in DELAWARE, USA.

IN WITNESS WHEREOF, each of the Parties has executed this Software Development Agreement, both Parties by its duly authorized officer, as of the day and year set forth below.

TAKNIKI COMMUNICATION (INDIA) PRIVATE LIMITED
/s/ Sachin Mandloi	September 23, 2016

SACHIN MANDLOI CEO

TRIPBORN, INC.
/s/ Deepak Sharma	September 23, 2016

DEEPAK SHARMA PRESIDENT AND CHIEF EXECUTIVE OFFICER

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

EXHIBIT A – Travelcord Functionality

The business functionality or requirements that are included in this exhibit relate to additional or improved version of the functionality that was delivered to TRIPBORN, INC. under the agreement dated 26th January 2015 for the Travelcord - Web-based Online Transaction System (www.tripborn.com). The new functionality for the Travelcord - Web-based Online Transaction System must meet following business requirements and use cases:

•	Enable transactional data points access or data repository for data analytics
•	Enhanced data analytics capabilities for customer engagement, transactions and customer trends, including sensor data to enable customer engagement outside of tripborn.com
•	Deploy data sensors to collect data points for rail transactions for data analytics and feed
•	Automated accounting and reconciliations system to conform revenue recognition under generally accepted accounting principles in the United States laws pertaining to Accounting Standards Codification 605-45-45
•	Enhanced reporting capability within accounting management to support GST (Goods and Service Tax) changes according to a new law that has been passed by the Indian Parliamentwith respect to the collection of statutory data (Service Tax, TDS etc.) and automatic transfer of data load into accounting system with reconciliation of supplier data.
•	Enhance search functionality to White Label partners and Corporates to source lowest airfares from airlines across the globe in addition to low cost airlines on single platform or window that includes the ability to choose the supplier and set up the master data for their agents or network partners for sourcing
•	Enable Tripborn.com for SOTO/SITO/SOTI/SITI supplier’s inventories to transact and aggregate on single platform which enables most economical sourcing to reduce the time required for searching competitive airfares
•	Ticketing capability with respect to the Railway and airlines across the globe through multiple devices and browsers. Railway digital certificate plug and play functionality to support available internet browsers.
•	Integration with Galileo Universal API for international ticketing and low cost carriers that are available through GDS, ensuring that all special service requests (SSR) are implemented for the same (i.e. infant tickets, wheel chairs, changes, etc.)
•	Option to block PNR on time, and online booking of those tickets, backend functionality to queue the tickets to various suppliers
•	Implement the Online Payment Gateway functionality for agents and distributors
•	Enable ease of payment through multiple online payment modes for booking such as NEFT, RTGS, credit cards, and debit cards, including add on for future digital wallets and cards
•	Auto processing of cancellation or refund for rail transactions

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

•	Enhanced customized branding and/or printing on e-tickets
•	Customized markups facility for buses and airline products
•	Enhance or provide tool to capture hotel and holiday package offline bookings on single platform
•	MIS reports for customer trending, dashboards and key figure matrix
•	Enable Tripborn.com to provide API/XML feed to third party for the sale of tickets inventories
•	Enhance response time of ticket search and deploy the multi-city search functionality

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

EXHIBIT B
Milestone Schedule

Deliver Date	Milestone
April 01,2016 to July 31, 2016
•          Statutory and Compliance Requirement:
o      Automated accounting and reconciliations system to conform revenue recognition under generally accepted accounting principles in the United States laws pertaining to Accounting Standards Codification 605-45-45
o      Enhanced reporting capability within accounting management to support GST (Goods and Service Tax) changes according to a new law that has been passed by the Indian Parliament, with respect to the collection of statutory data (Service Tax, TDS etc.) and automatic transfer of data load into accounting system with reconciliation of supplier data

April 01, 2016 to June 30, 2016
•          New Functionality – International Ticketing with GDS (Galileo)
o      Integration with Galileo Universal API for international ticketing and low cost carriers that are available through GDS, ensuring that all special service requests (SSR) are implemented for the same (i.e. infant tickets, wheel chairs, changes, etc.)
o      Option to block PNR on time, and online booking of those tickets, backend functionality to queue the tickets to various suppliers

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

April 01, 2016 to September 30, 2016
•      Improvement or efficiency requirement for booking engine that includes
o      Auto processing of cancellation or refund for Rail transactions
o      Enhanced customized branding and/or printing on e-tickets
o      Customized markups facility for buses and airline products
o      Enhance or provide tool to capture hotel and holiday package offline bookings on single platform
o      Enhance search functionality to White Label partners and Corporates to source lowest airfares from airlines across the globe in addition to low cost airlines on single platform or window that includes the ability to choose the supplier and set up the master data for their agents or network partners for sourcing
o     Customized markups facility for buses and airline products
o     MIS reports for customer trending, dashboards and key figure matrix
o     Enable Tripborn.com to provide API/XML feed to third party for the sale of tickets inventories
o     Enhance response time of ticket search and deploy the multi-city search functionality
o     Enhanced features for credit management (deposit/transfers) for the distributors and agents

June 01, 2016 to August 31, 2016
•      New Functionality of Payment Gateway:
o     Enable ease of payment through multiple online payment modes for booking such as NEFT, RTGS, credit cards, and debit cards
o     Add on Available for the Digital Wallet and cards

September 30, 2016	• System documentation as per software development life cycle documentation and deliverables
October 01, 2016 to December 31, 2016	• Detailed system hand-over and training to SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED technology team including configuration, modification, enhancement and documentation
December 31, 2016
•      Final changes to GST functionality based on the recommendation of committee and new draft policy by implementation committee, if any for Goods and Service Tax) changes according to new law that has been passed by the Indian Parliament which includes collection of statutory data.

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

June 01, 2016 to November 30, 2016
•      Data Analytics Capability:
o     Data analytics dashboard with Railway public data to enable transactional data points access or data repository for data analytics
o     Enhanced data analytics capabilities of customer engagement, transactions and customer trends
o     Deploy data sensors to collect data points for Rail transactions for data analytics and feed

TripBorn, Inc.
812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite
Ahmedabad 380015

SOFTWARE DEVELOPMENT AGREEMENT

EXHIBIT C

Form of Convertible Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE INVESTOR SATISFACTORY TO THE COMPANY  THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$695,000	December 31, 2016

For value received TripBorn, Inc., a Delaware corporation (the “Company”), promises to pay to Tankniki Communications (India) Private Limited or its registered assigns (“Investor”) the principal sum of $695,000 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.            Repayment.  All payments of interest and principal shall be in lawful money of the United States of America and shall be applied first to accrued interest, and thereafter to principal.  The outstanding principal amount of this Note shall be due and payable on December 31, 2019 (the “Maturity Date”).

2.            Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full.  Interest shall accrue at a rate of 10% per annum (or, if less, the maximum rate permissible by law), compounded annually and shall accrue daily beginning on the date of issuance of this note (this “Note”).  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.            Automatic Conversion; Conversion on Sale of the Company.

(a)          In the event that the Company issues and sells shares of its Common Stock to investors on or before the date of the repayment in full of this Note in connection with an underwritten public offering under the Securities Act in conjunction with a listing on a national securities exchange (including the conversion of the Note and other debt) (an “Uplist Transaction”), then the outstanding principal balance of this Note shall automatically convert in whole, without any further action by the Investor, into 10,303,070 shares of Common Stock (the “Note Shares”).  Any unpaid accrued interest on this Note shall be payable in cash upon the consummation of the Uplist Transaction.

(b)          In the event that an Uplist Transaction is not consummated prior to the Maturity Date, then, the Investor shall elect (by written notice within five (5) days prior to the Maturity Date), that the outstanding principal balance on this Note (i) shall become fully due and payable effective on the Maturity Date or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note at the Maturity Date shall be payable in cash on the Maturity Date.

(c)          In the event that the Company anticipates a Sale of the Company prior to the Maturity Date, the Company will give the Investor at least twenty (20) days prior written notice of the closing date of such Sale of the Company.  In such event, the Investor shall elect (by written notice at least five (5) days prior to the closing date of the Sale of the Company) that, effective immediately prior to the closing of such Sale of the Company, the entire outstanding principal balance on this Note (i) shall become fully due and payable effective immediately prior to the Sale of the Company or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note shall be payable in cash effective immediately prior to the Sale of the Company.

4.            Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(i)          “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(ii)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(iii)        “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(iv)        “Sale of the Company” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(v)         “Securities Act” shall mean the Securities Act of 1933, as amended.

5.            Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Investor in enforcing and collecting this Note.

6.            Prepayment.  The Company may not prepay this Note prior to the Maturity Date without the consent of the Investor.

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7.            Default.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)          The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)          The Company fails to deliver the Note Shares within fifteen (15) days after the applicable date that the outstanding principal balance on this Note converts into the Note Shares;

(c)          The Company shall default in its performance of any covenant under this Note;

(d)          The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(e)          An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), at the option and upon the declaration of the Investor and upon written notice to the Company, this Note shall accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable.   If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), this Note shall automatically accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable without any further action by the Investor.

8.            Assignment.

(a)          Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i)          Subject to the restrictions on transfer described in this Section 8, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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(ii)          With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 8 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered investor hereof as the owner and investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)           Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

9.            Modification; Waiver.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Investor.

10.          Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party at the Company’s address, email address or facsimile number set forth on the signature page to this Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile, or (v) five days after being deposited in the U.S. mail, first class with postage prepaid.

11.          Payment.  Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

12.          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

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13.          Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.          Waiver of Jury Trial; Judicial Reference.  BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.

15.          Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies (in .PDF or other similar electronic format) of signed signature pages will be deemed binding originals.

16.          Governing Law.  This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

[signature page follows]

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The Company has caused this Note to be issued as of the date first written above.

TripBorn, Inc. a Delaware corporation

By:
Name:
Title

Address: 812, Venus Atlantis Corporate Park, Nr. Prahalad Nagar Garden, Satellite City, Ahmedabad

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]